Denver, Colorado Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated February 16, 2005 accompanying the financial statements of ADA-ES, Inc., which report appears in the December 31, 2004 Annual Report on Form 10-KSB of ADA-ES, Inc., also incorporated by reference in this Form S-3 Registration Statement of ADA-ES, Inc., and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statement.

/s/  Hein & Associates LLP
HEIN & ASSOCIATES
Denver, Colorado
January 13, 2006